UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 18, 2012

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	26-4835457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse, Suite 304, Bay Harbor Islands, Florida 33154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (786) 309-5190

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, the board of directors of Clicker Inc. (the “Company”) appointed Gregory Pippo to serve as interim Chief Financial Officer of the Company.  There is no understanding or arrangement between Mr. Pippo and any other person pursuant to which he was selected as an executive officer.  Mr. Pippo is the brother-in-law of Mr. Lloyd Lapidus, the Company’s Chief Executive Officer.  Other than as described above, Mr. Pippo does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

Gregory Pippo is both an attorney and entrepreneur with a strong background in finance and a proven track record in online retail and direct marketing.  Greg is currently the chief financial officer (since July 2011) and a director (since April 2011) of Vanity Event Holdings, Inc., a publicly-traded company.  Since May 2009, Greg has served as the President and COO of Plant Sorb LLC (d/b/a Sorbco), a start up consumer product company.  Prior to Sorbco, Greg was an equity trader at New York-based Opus Trading Fund and spent several years as a financial analyst/commodities options trader for ED & F Man, overseeing sugar, cotton and silver trading.  Previously, Greg co-founded Avelle, aka Bag Borrow or Steal, a website that pioneered online rentals of luxury goods For two years following law school, Greg practiced appellate defense law for Torto and Waterman, P.C. in New York. He received his Bachelor of Arts degree from Binghamton University, and his J.D. degree from Benjamin N. Cardozo School of Law in New York.

On January 18, 2012, the Company entered into an employment agreement (the “Agreement”) with Gregory Pippo to serve as interim Chief Financial Officer.  The Agreement runs on a month to month basis, and can be termined by the Company or Mr. Pippo upon 30 days prior written notice. The base salary under the Agreement is a monthly net salary of $2,000.  The Company agreed to pay all associated income taxes applicable to Mr. Pippo in connection with his employment. Mr. Pippo is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such Agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Employment Agreement, dated as of January 18, 2012, by and between CLICKER Inc. and Gregory Pippo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: January 23, 2012	By:	/s/ LLOYD LAPIDUS
Lloyd Lapidus
Chief Executive Officer

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